Exhibit 99.1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY
Jerry Davis (media) 215-977-6298
Tom Harr (investors) 215-977-6764

No. 22-07

SUNOCO REPORTS THIRD QUARTER 2007 RESULTS

PHILADELPHIA, October 31, 2007 — Sunoco, Inc. (NYSE: SUN) today reported net income of $216 million ($1.81 per share diluted) for the third quarter of 2007 versus $351 million ($2.76 per share diluted) for the third quarter of 2006. For the first nine months of 2007, Sunoco reported net income of $900 million ($7.46 per share diluted) versus $856 million ($6.53 per share diluted) in the first nine months of 2006. Excluding special items, income for the first nine months of 2007 was $810 million ($6.71 per share diluted). There were no special items in the third quarter of 2007 or the first nine months of 2006.

“In a very volatile market for refined product margins, the Company posted solid third quarter results,” said John G. Drosdick, Sunoco Chairman and Chief Executive Officer. “Our Refining and Supply business earned $171 million despite lower margins that resulted from the end-of-driving-season decline in gasoline demand and the sharp increase in crude oil prices during the quarter.

“In this environment, the Philadelphia fluid catalytic cracking unit, which was expanded and modified earlier this year, provided valuable flexibility to process more attractively priced crude feedstocks and to upgrade residual fuel into higher-value products. In addition, we completed our planned investment and maintenance work at our Toledo and Tulsa refineries in early July. The completion of the crude unit debottleneck project enabled the Toledo refinery to achieve higher production rates with record levels of jet fuel production despite some unplanned unit outages during the third quarter. In total, we estimate that the Philadelphia and Toledo capital projects contributed over $15 million in additional after-tax income to third quarter results.

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“Non-refining business unit earnings totaled $65 million in the third quarter,” continued Drosdick. “While retail gasoline margins were lower than the levels seen in last year’s exceptionally strong third quarter, Sunoco’s Retail Marketing business earned $31 million, benefiting from periods of declining wholesale gasoline prices. Chemicals results improved to $13 million due to increased sales volumes and modest margin expansion, while Logistics results increased to $14 million, benefiting from strong operations during the quarter. Coke earnings were $7 million, including a $6 million partial phase out of tax credits because of the high level of crude oil prices during the quarter.

“We also continued to execute our share reduction program, investing $200 million to purchase 2.8 million shares during the third quarter. Year-to-date, we have spent $300 million and reduced net shares outstanding by over three percent. The remaining share repurchase authorization from Sunoco’s Board of Directors is currently $649 million.”

DETAILS OF THIRD QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $171 million in the third quarter of 2007 versus $273 million in the third quarter of 2006. The decrease in earnings was due to lower realized margins and higher refinery expenses, partially offset by higher production volumes. A planned maintenance turnaround at the Tulsa refinery that was completed in July reduced production in the third quarter of 2007 by approximately 600 thousand barrels. In the third quarter of 2006, unscheduled maintenance reduced production in the Northeast system by about three million barrels.

RETAIL MARKETING

Retail Marketing earned $31 million in the third quarter of 2007 versus $77 million in the third quarter of 2006. The decrease in earnings was primarily due to lower average retail gasoline margins. Monthly gasoline and diesel throughput per company-owned or leased outlet increased approximately three percent versus the third quarter of 2006.

CHEMICALS

Chemicals earned $13 million in the third quarter of 2007 versus $5 million in the prior-year period. The increase was primarily due to higher margins and sales volumes as market conditions improved modestly during the quarter.

LOGISTICS

Earnings for the Logistics segment were $14 million in the third quarter of 2007 versus $7 million in the third quarter of 2006. The increase was largely due to higher crude oil acquisition and marketing results and higher earnings from terminalling operations.

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COKE

The Coke business earned $7 million in the third quarter of 2007 versus $9 million in the third quarter of 2006. The decrease in earnings was primarily due to lower tax benefits from cokemaking operations. Partially offsetting this decline was income from the 1.7 million tons-per-year cokemaking facility in Vitória, Brazil, which commenced start-up of operations in the first quarter of 2007.

CORPORATE AND OTHER

Corporate administrative expenses were $11 million after tax in both third-quarter periods.

Net financing expenses were $9 million after tax in both third-quarter periods. Lower interest income, higher interest expense and the absence of a gain attributable to income tax matters were essentially offset by lower expenses attributable to the preferential return of third-party investors in Sunoco’s cokemaking operations.

NINE MONTH RESULTS

Sunoco earned $900 million, or $7.46 per share of common stock on a diluted basis, for the first nine months of 2007 versus $856 million, or $6.53 per share, in the comparable 2006 period. The increase was primarily due to a gain related to the prior issuance of Sunoco Logistics Partners L.P. (NYSE: SXL) limited partnership units, higher margins in Sunoco’s Refining and Supply and Chemicals businesses, higher gains on retail asset divestments and a lower effective tax rate. Partially offsetting these positive factors were higher expenses, lower production of refined products and lower margins in Sunoco’s Retail Marketing business.

SPECIAL ITEM

During the first quarter of 2007, Sunoco recognized a $90 million after-tax gain related to the prior issuance of limited partnership units of Sunoco Logistics Partners L.P. to the public. Sunoco currently has a 43 percent interest in Sunoco Logistics Partners L.P., which includes its two percent general partnership interest.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 910 thousand barrels per day of refining capacity, nearly 4,700 retail sites selling gasoline and convenience items, approximately 5,500 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco’s cokemaking facilities in the United States have the capacity to manufacture over 2.5 million tons

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annually of high-quality metallurgical-grade coke for use in the steel industry. Sunoco also is the operator of a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil where Sunoco has a one percent minority interest.

Anyone interested in obtaining further insights into the third quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on November 1, 2007. It can be accessed through Sunoco’s Web site—www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance, causing actual results to differ materially from those discussed in this release. Such risks and uncertainties include, by way of example and not of limitation: general economic, financial and business conditions which could affect Sunoco’s financial condition and results of operations; changes in competition and competitive practices, including the impact of foreign imports; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refining, marketing and chemical margins; variation in petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; changes in the marketplace which may affect supply and demand for Sunoco’s products; changes in the level of capital expenditures or operating expenses; changes in product specifications; availability and pricing of ethanol; changes in the expected level of environmental capital, operating or remediation expenditures; age of, and changes in the reliability, efficiency and capacity of, the Company’s operating facilities or those of third parties; effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); risks related to labor relations and workplace safety; changes in, or new, statutes and government regulations or their interpretations, including those relating to the environment and global warming; changes in tax laws or their interpretations, including pension funding requirements; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements under favorable terms; delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation); nonperformance or force majeure by, or disputes with, major customers, suppliers, dealers, distributors or other business partners; changes in financial markets impacting pension expense and funding requirements; political and economic conditions in the markets in which the Company, its suppliers or customers operate,

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including the impact of potential terrorist acts and international hostilities; military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil; and changes in the status of, or initiation of new, litigation, arbitration or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration or other proceedings, including natural resource damage claims. These and other applicable risks and uncertainties have been described more fully in Sunoco’s Second Quarter 2007 Form 10-Q filed with the Securities and Exchange Commission on August 2, 2007 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

-END OF TEXT, CHARTS FOLLOW-

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Sunoco, Inc.

2007 Third Quarter and Nine-Month Financial Summary

(Unaudited)

	2007	2006
Third Quarter
Revenues	$11,497,000,000	$10,496,000,000
Net Income	$216,000,000	$351,000,000
Earnings Per Share of Common Stock:
Basic	$1.82	$2.77
Diluted	$1.81	$2.76
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	119.0	126.8
Diluted	119.2	127.4
Nine Months
Revenues	$31,566,000,000	$29,679,000,000
Net Income	$900,000,000	$856,000,000
Earnings Per Share of Common Stock:
Basic	$7.48	$6.56
Diluted	$7.46	$6.53
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	120.4	130.4
Diluted	120.7	131.1

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended September 30
	2007	2006	Variance
Refining and Supply	$171	$273	$(102)
Retail Marketing	31	77	(46)
Chemicals	13	5	8
Logistics	14	7	7
Coke	7	9	(2)
Corporate and Other:
Corporate expenses	(11)	(11)	—
Net financing expenses and other	(9)	(9)	—

	216	351	(135)
Special items	—	—	—

Consolidated net income	$216	$351	$(135)

Earnings per share of common stock (diluted):
Income before special items	$1.81	$2.76	$(.95)
Special items	—	—	—

Net income	$1.81	$2.76	$(.95)

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Nine Months Ended September 30
	2007	2006	Variance
Refining and Supply	$729	$755	$(26)
Retail Marketing	68	87	(19)
Chemicals	28	27	1
Logistics	33	25	8
Coke	31	33	(2)
Corporate and Other:
Corporate expenses	(44)	(38)	(6)
Net financing expenses and other	(35)	(33)	(2)

	810	856	(46)
Special items	90	—	90

Consolidated net income	$900	$856	$44

Earnings per share of common stock (diluted):
Income before special items	$6.71	$6.53	$.18
Special items	.75	—	.75

Net income	$7.46	$6.53	$.93

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30			For the Nine Months Ended September 30
	2007		2006	2007		2006
TOTAL REFINING AND SUPPLY
Income (Millions of Dollars)	$171		$273	$729		$755
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$8.06		$10.13	$9.94		$9.61
Crude Inputs as Percent of Crude Unit Rated Capacity	96	**	94	91	**	94
Throughputs (Thousand Barrels Daily):
Crude Oil	873.1		849.7	818.3		849.7
Other Feedstocks	79.1		67.1	79.0		70.9

Total Throughputs	952.2		916.8	897.3		920.6

Products Manufactured (Thousand Barrels Daily):
Gasoline	456.9		442.6	432.3		441.5
Middle Distillates	329.0		297.5	304.1		305.2
Residual Fuel	73.2		72.2	66.3		73.1
Petrochemicals	37.7		35.9	36.3		35.3
Lubricants	11.1		14.2	11.7		14.0
Other	80.4		86.0	79.6		85.1

Total Production	988.3		948.4	930.3		954.2
Less: Production Used as Fuel in Refinery Operations	45.5		44.4	43.2		44.6

Total Production Available for Sale	942.8		904.0	887.1		909.6

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.

**	Reflects the impact of a 10 thousand barrels-per-day increase in crude unit capacity in MidContinent Refining in July 2007 attributable to a crude unit debottleneck project at the Toledo refinery.

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30			For the Nine Months Ended September 30
	2007		2006	2007		2006
Northeast Refining*
Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$6.35		$8.35	$8.05		$8.48
Market Benchmark 6-3-2-1 (Per Barrel)	$6.96		$5.29	$8.56		$6.18
Market Benchmark 6-3-2-1 (Value Added) (Per Barrel)	$8.46		$8.00	$10.25		$8.56
Crude Inputs as Percent of Crude Unit Rated Capacity	98		93	91		95
Throughputs (Thousand Barrels Daily):
Crude Oil	643.2		612.2	599.1		620.6
Other Feedstocks	69.3		58.2	69.1		62.6

Total Throughputs	712.5		670.4	668.2		683.2

Products Manufactured (Thousand Barrels Daily):
Gasoline	342.7		318.7	320.1		326.8
Middle Distillates	249.8		220.9	230.5		228.8
Residual Fuel	67.9		67.9	62.1		68.9
Petrochemicals	29.3		28.5	28.0		28.3
Other	47.7		54.6	49.3		53.4

Total Production	737.4		690.6	690.0		706.2
Less: Production Used as Fuel in Refinery Operations	34.1		32.7	31.9		33.1

Total Production Available for Sale	703.3		657.9	658.1		673.1

MidContinent Refining**
Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$13.10		$14.90	$15.37		$12.82
Market Benchmark 3-2-1 (Per Barrel)	$17.02		$14.13	$18.80		$13.56
Crude Inputs as Percent of Crude Unit Rated Capacity	90	***	97	88	***	93
Throughputs (Thousand Barrels Daily):
Crude Oil	229.9		237.5	219.2		229.1
Other Feedstocks	9.8		8.9	9.9		8.3

Total Throughputs	239.7		246.4	229.1		237.4

*	Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.

**	Comprised of the Toledo and Tulsa refineries.

***	Reflects the impact of a 10 thousand barrels-per-day increase in crude unit capacity in July 2007 attributable to a crude unit debottleneck project at the Toledo refinery.

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2007	2006	2007	2006
MidContinent Refining (continued)
Products Manufactured (Thousand Barrels Daily):
Gasoline	114.2	123.9	112.2	114.7
Middle Distillates	79.2	76.6	73.6	76.4
Residual Fuel	5.3	4.3	4.2	4.2
Petrochemicals	8.4	7.4	8.3	7.0
Lubricants	11.1	14.2	11.7	14.0
Other	32.7	31.4	30.3	31.7

Total Production	250.9	257.8	240.3	248.0
Less: Production Used as Fuel in Refinery Operations	11.4	11.7	11.3	11.5

Total Production Available for Sale	239.5	246.1	229.0	236.5

RETAIL MARKETING
Income (Millions of Dollars)	$31	$77	$68	$87
Retail Margin* (Per Barrel):
Gasoline	$4.68	$7.25	$4.15	$4.61
Middle Distillates	$3.41	$4.37	$4.88	$4.37
Sales (Thousand Barrels Daily):
Gasoline	302.9	311.0	303.2	302.6
Middle Distillates	37.3	40.9	41.3	42.9

	340.2	351.9	344.5	345.5

Total Retail Gasoline Outlets, End of Period	4,687	4,694	4,687	4,694
Gasoline and Diesel Throughput per Company- Owned or Leased Outlet (M Gal/Site/Month)	154	150	149	142
Convenience Stores:
Total Stores, End of Period	730	734	730	734
Merchandise Sales (M$/Store/Month)	$91	$87	$84	$80
Merchandise Margin (Company Operated) (% of Sales)	27%	27%	27%	27%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2007	2006	2007	2006
CHEMICALS
Income (Millions of Dollars)	$13	$5	$28	$27
Margin* (Cents per Pound):
All Products**	10.0	9.3	10.1	9.6
Phenol and Related Products	8.7	7.0	8.6	7.7
Polypropylene**	11.7	12.2	11.9	12.2
Sales (Millions of Pounds):
Phenol and Related Products	633	607	1,869	1,903
Polypropylene	623	550	1,747	1,681
Other	19	21	61	63

	1,275	1,178	3,677	3,647

*       Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

**     The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

LOGISTICS
Income (Millions of Dollars)	$14	$7	$33	$25
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,138	1,073	1,155	1,031
Affiliated Customers	1,699	1,656	1,642	1,651

	2,837	2,729	2,797	2,682

* Excludes joint-venture operations.
COKE
Income (Millions of Dollars)	$7	$9	$31	$33
Coke Production (Thousands of Tons):
United States	621	620	1,852	1,878
Brazil*	403	—	672	—

*	Represents amounts attributable to the facility in Vitória, Brazil which commenced limited operations in March 2007, with full production expected during the fourth quarter of 2007. This facility is operated by SunCoke Energy, which currently has a one percent interest in the joint venture.

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2007	2006	2007	2006
CAPITAL EXPENDITURES (Millions of Dollars)
Refining and Supply	$118	$167	$562	$476
Retail Marketing	27	28	65	64
Chemicals	14	14	41	41	*
Logistics	21	33	85	85	**
Coke	52	4	123	9

	$232	$246	$876	$675

*       Excludes a $14 million purchase price adjustment to the 2001 Aristech Chemical Corporation acquisition attributable to an earn-out payment made in April 2006. The earn out, which relates to 2005, was due to realized margins for phenol exceeding certain agreed-upon threshold amounts.

**     Excludes the acquisition of two separate crude oil pipeline systems and related storage facilities located in Texas, one from Alon USA Energy, Inc. for $68 million and the other from Black Hills Energy, Inc. for $41 million.

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)
Refining and Supply	$62	$59	$176	$170
Retail Marketing	27	25	80	75
Chemicals	19	18	56	55
Logistics	10	9	28	28
Coke	5	4	15	13

	$123	$115	$355	$341

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2006
	1st	2nd	3rd	4th	Total
Refining and Supply	$73	$409	$273	$126	$881
Retail Marketing	—	10	77	(11)	76
Chemicals	14	8	5	16	43
Logistics	6	12	7	11	36
Coke	14	10	9	17	50
Corporate and Other:
Corporate expenses	(16)	(11)	(11)	(20)	(58)
Net financing expenses and other	(12)	(12)	(9)	(16)	(49)

	79	426	351	123	979
Special items	—	—	—	—	—

Consolidated net income	$79	$426	$351	$123	$979

Earnings per share of common stock (diluted):
Income before special items	$.59	$3.22	$2.76	$1.00	$7.59
Special items	—	—	—	—	—

Net income	$.59	$3.22	$2.76	$1.00	$7.59

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2007
	1st	2nd	3rd
Refining and Supply	$76	$482	$171
Retail Marketing	7	30	31
Chemicals	9	6	13
Logistics	9	10	14
Coke	11	13	7
Corporate and Other:
Corporate expenses	(15)	(18)	(11)
Net financing expenses and other	(12)	(14)	(9)

	85	509	216
Special items	90	—	—

Consolidated net income	$175	$509	$216

Earnings per share of common stock (diluted):
Income before special items	$.70	$4.20	$1.81
Special items	.74	—	—

Net income	$1.44	$4.20	$1.81

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Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2006
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$8,569	$10,575	$10,480	$9,012	$38,636
Interest income	10	8	11	5	34
Other income, net	14	7	5	19	45

	8,593	10,590	10,496	9,036	38,715

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,454	8,858	8,867	7,768	32,947
Consumer excise taxes	628	663	679	664	2,634
Selling, general and administrative expenses	210	210	215	246	881
Depreciation, depletion and amortization	112	114	115	118	459
Payroll, property and other taxes	34	31	33	27	125
Interest cost and debt expense	26	27	25	27	105
Interest capitalized	(1)	(4)	(5)	(6)	(16)

	8,463	9,899	9,929	8,844	37,135
Income before income tax expense	130	691	567	192	1,580
Income tax expense	51	265	216	69	601

Net income	$79	$426	$351	$123	$979

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Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2007
	1st	2nd	3rd
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$9,135	$10,724	$11,475
Interest income	5	4	7
Other income, net	165	36	15

	9,305	10,764	11,497

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,988	8,865	10,078
Consumer excise taxes	641	669	673
Selling, general and administrative expenses	221	236	221
Depreciation, depletion and amortization	115	117	123
Payroll, property and other taxes	37	30	36
Interest cost and debt expense	35	32	29
Interest capitalized	(9)	(5)	(5)

	9,028	9,944	11,155
Income before income tax expense	277	820	342
Income tax expense	102	311	126

Net income	$175	$509	$216

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Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At September 30 2007	At December 31 2006
ASSETS
Current Assets
Cash and cash equivalents	$263	$263
Accounts and notes receivable, net	2,625	2,440
Inventories	1,445	1,219
Deferred income taxes	93	93

Total Current Assets	4,426	4,015
Investments and long-term receivables	134	129
Properties, plants and equipment, net	6,879	6,365
Deferred charges and other assets	567	473

Total Assets	$12,006	$10,982

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$4,665	$4,174
Short-term borrowings	250	275
Current portion of long-term debt	4	7
Taxes payable	277	299

Total Current Liabilities	5,196	4,755
Long-term debt	1,785	1,705
Retirement benefit liabilities	529	523
Deferred income taxes	955	829
Other deferred credits and liabilities	530	477
Minority interests	445	618
Shareholders’ equity	2,566	2,075

Total Liabilities and Shareholders’ Equity	$12,006	$10,982

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Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Nine Months Ended September 30
	2007	2006
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$900	$856
Adjustments to reconcile net income to net cash provided by operating activities:
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	(151)	—
Phenol supply contract dispute payment	—	(95)
Depreciation, depletion and amortization	355	341
Deferred income tax expense	153	74
Payments in excess of expense for retirement plans	(49)	(50)
Changes in working capital pertaining to operating activities, net of effect of acquisitions	23	(396)
Other	26	2

Net cash provided by operating activities	1,257	732

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(876)	(675)
Acquisitions	—	(123)
Proceeds from divestments	46	39
Other	(30)	4

Net cash used in investing activities	(860)	(755)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (repayments of) short-term borrowings	(25)	150
Net proceeds from issuance of long-term debt	244	361
Repayments of long-term debt	(167)	(426)
Net proceeds from issuance of Sunoco Logistics Partners L.P. limited partnership units	—	110
Cash distributions to investors in cokemaking operations	(19)	(13)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(41)	(35)
Cash dividend payments	(97)	(92)
Purchases of common stock for treasury	(300)	(734)
Proceeds from issuance of common stock under management incentive plans	6	1
Other	2	—

Net cash used in financing activities	(397)	(678)

Net decrease in cash and cash equivalents	—	(701)
Cash and cash equivalents at beginning of period	263	919

Cash and cash equivalents at end of period	$263	$218

-END OF SUNOCO 3Q07 EARNINGS REPORT-